UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010

BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)

Maine	001-13349	01-0393663
(State or other jurisdiction of incorporation)	(Commision File Number)	(IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME 04609-0400
(Address of principal executive offices)               (Zip code)

Registrant’s telephone number, including area code:   (207) 288-3314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

         On July 28, 2010, Bar Harbor Bankshares (the "Company") issued a press release announcing the repurchase by the Company of the warrant previously issued to the U.S. Department of the Treasury in connection with the Company’s participation in the Capital Purchase Program. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.        Description
99.1                    Press Release dated July 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSAHRES (Registrant)

By:	/s/Joseph M. Murphy
Name: Joseph M. Murphy Title: President and Chief Executive Officer

Date: July 28, 2010

EXHIBIT INDEX

Exhibit No.         Description
99.1                   Press Release Dated July 28, 2010

0

EXHIBIT 99.1

PRESS RELEASE

For further information contact:	FOR IMMEDIATE RELEASE
Joseph M. Murphy President and CEO (207) 288-3314

 Bar Harbor Bankshares Repurchases Warrant from U.S. Treasury

BAR HARBOR, Maine—July 28, 2010--(BUSINESS WIRE)-- Bar Harbor Bankshares (the "Company") (NYSE Amex: BHB), parent company of Bar Harbor Bank & Trust, today announced that it has repurchased in its entirety the warrant (the "Warrant") previously issued to the U.S. Department of the Treasury ("Treasury") on January 16, 2009, in connection with the Company’s participation in the Capital Purchase Program ("CPP"). The Company repurchased the Warrant for $250,000. The Warrant was previously exercisable for 52,455 shares of the Company’s common stock at an exercise price of $26.81 per share. The repurchase of the Warrant is not expected to have any effect on the Company’s earnings or earnings per share for the third quarter of 2010.

On February 24, 2010, the Company announced that it redeemed all 18,751 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, that was sold to Treasury under the CPP. As a result of the Warrant repurchase, the Company has repurchased all securities issued to Treasury under the CPP.

About Bar Harbor Bankshares

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with twelve branch office locations serving downeast and midcoast Maine.

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended. You can identify these forward-looking statements by the use of words like "strategy," "anticipates" "expects," "believes," "will," "intends," "may" and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements include, but are not limited to, those made in connection with estimates with respect to the future results of operation, financial condition, and the business of the Company which are subject to change based on the impact of various factors that could cause actual results to differ materially from those projected or suggested due to certain risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, internal controls, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations. For more information about these risks and uncertainties and other factors, please see the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as may be required by law, the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.